EXHIBIT 10.1
NEXX SYSTEMS, INC.
2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
(As Amended Through January 8, 2010)

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this NEXX SYSTEMS, INC. 2002 Employee, Director and Consultant Stock Option Plan, have the following meanings:

“Administrator” means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

“Blackout Period” means an interval of time during which (i) the then trading guidelines of the Company restrict one or more Participants from trading in securities of the Company or (ii) the Company has determined that one or more Participants may not trade in securities of the Corporation.

“Blackout Period Expiry Date” means the date on which the applicable Blackout Period expires.

“Board of Directors” means the Board of Directors of the Company.

“Change of Control” means the occurrence of any of the following events:

(i)
Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii)
Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)
Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors. are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of January 1, 2003, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

“Common Stock” means shares of the Company’s common stock, $.01 par value per share.

“Company” means NEXX SYSTEMS, INC., a Delaware corporation and any successor thereto.

“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

“Equity Agreement” means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

“Fair Market Value” of a Share of Common Stock means:

(1)
If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

(2)
If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

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(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

 “Insider” means (i) an individual performing the functions of the chief executive officer, the chief operating officer or the chief financial officer for the Company; (ii) a director of the Company; (iii) a director of a major subsidiary of the Company; (iv) a senior officer in charge of a principal business unit, division or function of x) the Company or y) a major subsidiary of the Company;  or (v) a person that has direct or indirect beneficial ownership of, control or direction over, or a combination of direct or indirect beneficial ownership of, and control or direction over, securities of the Company carrying more than 10 percent of the voting rights attached to all the Company’s outstanding voting securities.

“ISO” means an option meant to qualify as an incentive stock option under Section 422 of the Code.

“Listing Date” means the date of the listing of the Company’s Shares on the TSX.

“Non-Qualified Option” means an option which is not intended to qualify as an ISO.

“Option” means an ISO or Non-Qualified Option granted under the Plan.

 “Option Agreement” means an agreement between the Company and a Participant delivered pursuant to the Plan, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

 “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price.

“Participant” means an Employee, director or consultant of the Company or an Affiliate to whom one or more Options are granted under the Plan or who is a recipient of Restricted Stock. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

“Plan” means this NEXX SYSTEMS, INC. 2003 Employee, Director and Consultant Stock Option Plan.

“Restricted Stock” means shares of stock subject to vesting or repurchase rights, as well as restricted stock grants.

“Shares” means shares of the Common Stock as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

3.

 “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

“Survivor” means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to an Option by will or by the laws of descent and distribution.

“TSX” means the Toronto Stock Exchange.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options and Restricted Stock.

3.	SHARES SUBJECT TO THE PLAN.

The number of Shares which may be issued from time to time pursuant to this Plan shall be 22,160,0631, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

If an Option or Restricted Stock ceases to be “outstanding”, in whole or in part, the Shares which were subject to such Option or Restricted Stock shall be available for the granting of other Options and Restricted Stock under the Plan. Any Option shall be treated as “outstanding” until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Equity Agreement.

Effective on and as of the Listing Date, no new Options or Restricted Stock shall be granted under the Plan (provided, that, for avoidance of doubt, such restriction shall not affect the rights and obligations of the Company and the Administrator pursuant to the Plan with respect to Options or Restricted Stock granted pursuant to the Plan made prior to the Listing Date).

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, including, without limitation, Section 23, and subject to the approval of any relevant authorities, including the approval, if required of any Stock Exchange, the Administrator is authorized to:
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1 The shares available under the Plan were originally 800,000 as of the Plan inception. The shares were subsequently increased by the action of the directors and stockholders to 1,800,000 as of March 31, 2004, 3,014,429 as of September 19, 2005, 5,580,000 as of September 20, 2005, 15,886,833 as of June 26, 2008, and 22,160,063 as of January 10, 2010.

4.

a.	Interpret the provisions of the Plan or of any Equity Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Options and/or Restricted Stock;

c.	Determine the number of Shares for which an Option or Options or Restricted Stock shall be granted;

d.	Specify the terms and conditions upon which an Option or Options or Restricted Stock may be granted; and

e.
Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Options or Shares acquired upon exercise of Options or Restricted Stock, provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option or Restricted Stock granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time an Option or Restricted Stock is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Option or Restricted Stock to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Option or Restricted Stock shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Equity Agreement evidencing such Option. ISOs may be granted only to Employees. Non-Qualified Options and Restricted Stock may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Option or Restricted Stock to any individual shall

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neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options or Restricted Stock.

In no event shall any security based compensation arrangement (within the meaning of section 613 of the Company Manual of The Toronto Stock Exchange as amended or superseded from time to time), together with all other previously established and proposed security based compensation arrangements of the Company, result in:

a.	the number of Shares issuable from treasury at any time pursuant to Options granted to Insiders exceeding 10% of the issued and outstanding Shares; and

b.	the issue from treasury to Insiders, within a one-year period, of a number of Shares which exceed 10% of the issued and outstanding Shares.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.
Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.
Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock.

b.	Each Option Agreement shall state the number of Shares to which it pertains;

c.
Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

d.
Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

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i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

e.
Each director of the Company who is not an employee of the Company or any Affiliate, upon first being elected or appointed to the Board of Directors, shall be granted a Non-Qualified Option to purchase Shares, in an amount determined by the Board of Directors. For any such director serving in office on December 31, 2003, such Option shall be granted on such date. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten years, and (iii) shall become cumulatively exercisable in four equal annual installments of 25% each, upon completion of one full year of service on the Board of Directors after the date of grant, and continuing on each of the next three full years of service thereafter.

B.
ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6.A above, except clause(s) a and e thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the said Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

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i.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.
Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

C.
Notwithstanding Subsections 6A and 6B of the Plan but subject to Sections 9 through 13 of the Plan, the expiration date of an Option, other than an ISO, will be the date determined by the Committee, as set out in the Option Agreement, unless such expiration date falls within a Blackout Period or within ten Business Days after a Blackout Period Expiry Date, in which case the expiration date of the Option will be the date which is ten Business Days after the Blackout Period Expiry Date.

7.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above.

8.

Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19 if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

8.	RIGHTS AS A SHAREHOLDER.

No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company’s share register in the name of the Participant. Any rights as to Restricted Stock shall be set forth in an agreement between the Participant and the Company.

9.	ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.

By its terms, an Option granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Option Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of an Option by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option shall be exercisable, during the Participant’s lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or

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similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

10.	EFFECT OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.
A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.
Except as provided in Subparagraph c below, or Paragraph 12 or 13, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.
The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.
Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.
A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence far any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

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f.
Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

11.	EFFECT OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.
For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.
“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the right to exercise any Option is forfeited.

d.
Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

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12.	EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b.
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

13.	EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b.
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a

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later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

14.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.
The person(s) who exercise(s) such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.
At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

15.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

16.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Option and Restricted Stock granted to him or her hereunder which has not previously been

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exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Participant’s Equity Agreement:

A.
Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option or grant of Restricted Stock may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6.A.e shall also be proportionately adjusted upon the occurrence of such events.

B.
Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options and Restricted Stock, either (i) make appropriate provision for the continuation of such Options or Restricted Stock by substituting on an equitable basis for the Shares then subject to such Options and Restricted Stock either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator or, upon a change of control of the Company, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options and Restricted Stock in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options and Restricted Stock (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof and all Restricted Stock grants then being fully vested.

C.
Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise the number of replacement securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization.

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D.
Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

17.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options or Restricted Stock. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

19.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s 1SOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

20.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise of an Option, receipt of Restricted Stock or a

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Disqualifying Disposition (as defined in Paragraph 21), the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

21.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.	TERMINATION OF THE PLAN.

The Plan will terminate on December 31, 2013, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Equity Agreements executed prior to the effective date of such termination.

23.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Board of Directors may

without the approval of the stockholders of the Company, at any time,

a.	suspend or terminate, or re-instate, the Plan,

b.	institute an Option Exchange Program, except with respect to Options granted to Insiders, and

c.	make the following amendments to the Plan

i.
any amendment of a “housekeeping” nature, including, without limitation, amending the wording of any provision of the Plan for the purpose of clarifying the meaning of existing provisions or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correcting grammatical or typographical errors and amending the definitions contained within the Plan,

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ii.
any amendment to comply with the rules, policies, instruments and notices of any regulatory authority to which the Company is subject, including the TSX, or to otherwise comply with any applicable law or regulation,

iii.	any amendment to the vesting provisions of the Plan or of any Option or Restricted Stock,

iv.
other than changes to the expiration date and the exercise price of an Option as described in Subparagraph 23Bc and Subparagraph 23Bd of the Plan, any amendment, with the consent of the Participant, to the terms of any Option previously granted to such Participant under the Plan,

v.	any amendment to the provisions concerning the effect of the termination of a Participant's employment or services on such Participant's status under the Plan,

vi.
amendments to termination provisions of the Plan or any outstanding Option, provided no such amendment may result in an extension of any outstanding Option held by an Insider beyond its original expiry date;

vii.	any amendment to the categories of persons who are Participants,

viii.	amendments with respect to the transferability of Options and Restricted Stock granted under the Plan;

ix.
amendments necessary to qualify any or all ISOs for such favourable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code;

x.
amendments with respect to the qualification of the Shares issuable upon exercise of any outstanding Options granted, or Restricted Stock under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers; and

xi.	any amendment respecting the administration or implementation of the Plan, and

and

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B.	with the approval of the stockholders of the Corporation by ordinary resolution, to make any amendment to the Plan not contemplated by Subsection 23A of the Plan, including, but not limited to

a.	any change to the number of Shares issuable under the Plan, other than an adjustment pursuant to Section 16 of the Plan,

b.
any amendment which would change the number of days set out in Section 6 of the Plan with respect to the extension of the expiration date of Options expiring during or immediately following a Blackout Period,

c.	any amendment which reduces the exercise price of any Option held by an Insider, other than an adjustment pursuant to Section 16 of the Plan,

d.	any amendment which extends the expiry date of an Option held by an Insider other than as then permitted under the Plan, and

e.	any amendment which increases the Insider participation limit set out in Section 5 above.

Notwithstanding the foregoing, no amendment, alteration, suspension, discontinuation or termination (other than an adjustment made pursuant to Section 16 above) shall be made that would materially and adversely affect the rights of any Participant under any outstanding grant, without his or her consent.  Any amendment to the Plan shall be subject to the receipt of all required regulatory approvals including, without limitation, the approval of the TSX.

24.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Equity Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

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